EXHIBIT 8.1

                                  [LETTERHEAD]


                                                  October 9, 1998

Board of Directors
Electro-Catheter Corporation
2100 Felver Court
Rahway, New Jersey 07064
     Attn: Ervin Schoenblum

     Re: Agreement and Plan of Reorganization by and among Cardiac Control Systems, Inc., CCS Subsidiary, Inc. and Electro-Catheter Corporation

Gentlemen:

          You have requested that we render an opinion with regard to certain Federal income tax consequences of the proposed merger (the "Merger") of CCS Subsidiary, Inc., a New Jersey corporation ("Acquisition Sub") (which is a wholly-owned, second-tier subsidiary of Catheter Technology Group, Inc. a Delaware corporation ("Holdings")), with and into Electro-Catheter Corporation, a New Jersey corporation (the "Company"), pursuant to the terms of the Agreement and Plan of Reorganization, dated as of January 20, 1998, by and among Cardiac Control Systems, Inc., A Delaware corporation (the "Parent"), the Company, and Acquisition Sub, as amended by a First Amendment to the Agreement and Plan of Reorganization, dated May 5, 1998, a Second Amendment to the Agreement and Plan of Reorganization, dated August 7, 1998 and a Third Amendment to the Agreement and Plan of Reorganization, as of dated September 4, 1998 (such agreement, including all Exhibits thereto and amendments thereof, collectively, the "Reorganization Agreement"), as described in the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission (the "Registration Statement"). The Merger, as structured, contemplates, among other things, that, simultaneously with the Merger, a restructuring shall occur (the "Restructuring"), pursuant to which the Parent shall be merged into a wholly-owned subsidiary of Holdings, which prior to the Restructuring was a wholly-owned subsidiary of the Parent, in accordance with applicable provisions of the General

                                  [LETTERHEAD]

Board of Directors
October 9, 1998
Page 2

Corporation Law of the State of Delaware, resulting in the Parent becoming a direct, wholly-owned subsidiary of Holdings and parent company of Acquisition Sub, all as more particularly described in the Registration Statement.

          In connection with this opinion, we have examined, are familiar with and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Reorganization Agreement, (ii) the Registration Statement and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions stated below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. All of such assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the Federal income tax consequences described herein may be inapplicable. In rendering the opinions stated below, we have relied upon certain written representations and covenants of Holdings, the Parent and the Company, which are annexed hereto as Exhibits A and B. We have not attempted to verify independently the accuracy of the information contained in any such document. All capitalized terms, unless otherwise specified, have the meaning assigned to them in the Reorganization Agreement.

          In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, any or all the Federal income tax consequences discussed below may become inapplicable.

          Based upon and subject to the foregoing, we are of the opinion that the Merger will, under current law, constitute a tax-free reorganization under
Section 368(a) of the Code, and Holdings, the Acquisition Sub and the Company each will be a party to the reorganization within the meaning of Section 368(b) of the Code.

          As a tax-free reorganization, the Merger will have the following Federal income tax consequences for the stockholders of the Company.

          1. No gain or loss will be recognized by holders of common stock, $0.10 par value per share, of the Company (the "Company Common Stock") as a result of the exchange and conversion of such shares for shares of common stock, $0.10 par value per share, of Holdings (the "Holdings Common Stock") pursuant to the Merger in the manner set forth in the Reorganization Agreement, except that gain or loss will be recognized on the receipt of cash, if any, received in lieu of fractional shares. Any cash received by a stockholder of the Company

                                 [LETTERHEAD]

Board of Directors
October 9, 1998
Page 3


in lieu of a fractional share will be treated as received in exchange for such fractional share and not as a dividend, and any gain or loss recognized as a result of the receipt of such cash will be capital gain or loss equal to the difference between the cash received and the portion of the shareholder's basis in the Company Common Stock allocable to such fractional share interest. Any capital gain or loss recognized by a stockholder of the Company will be long-term capital gain or loss if the stockholder has held such stockholder's shares of Company Common Stock for longer than one year.

          2. The tax basis of the shares of the Holdings Common Stock received by each stockholder of the Company will equal the aggregate adjusted tax basis of such stockholder's shares of the Company Common Stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged in the Merger.

          3. The holding period for the shares of the Holdings Common Stock received by each stockholder of the Company will include the holding period for the shares of the Company Common Stock of such stockholder exchanged in the Merger, provided such shares of the Company Common Stock were held as capital assets at the Effective Time.

          4. No gain or loss will be recognized by either Holdings, the Parent, or the Company as a result of the consummation of the Merger.

          Except as set forth above, we express no opinion as to the tax consequences to any party, whether Federal, state, local or foreign, of the Merger or of any transactions related to the Merger or contemplated by the Reorganization Agreement.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references made to this opinion and to this firm in the Registration Statement.


                                             Very truly yours,


                                             /s/ SAIBER SCHLESINGER SATZ
                                                 & GOLDSTEIN, LLC
                                             ---------------------------
                                                 SAIBER SCHLESINGER SATZ
                                                 & GOLDSTEIN, LLC

                                                                       Exhibit A
                                 [LETTERHEAD]



                                             October 8, 1998

Saiber Schlesinger Satz
 & Goldstein, LLC
One Gateway Center
13th Floor
Neward, New Jersey 07102-5311

     Re: Agreement and Plan of Reorganization by and among Cardiac Control
         Systems, Inc., CCS Subsidiary, Inc. and Electro-Catheter Corporation

Dear Sirs:

          In connection with the proposed merger (the "Merger") of CCS Subsidiary, Inc., a New Jersey corporation ("Acquisition Sub") (which is a wholly owned, second-tier subsidiary of Catheter Technology Group, Inc., a Delaware corporation ("Holdings")), with and into Electro-Catheter Corporation, a New Jersey corporation (the "Company"), pursuant to the terms of the Agreement and Plan of Reorganization, dated as of January 20, 1998, by and among Cardiac Control Systems, Inc., a Delaware corporation (the "Parent"), the Company, and Acquisition Sub, as amended by a First Amendment to the Agreement and Plan of Reorganization, dated May 5, 1998, a Second Amendment to the Agreement and Plan of Reorganization dated August 7, 1998 and a Third Amendment to the Agreement and Plan of Reorganization, as of dated September 4, 1998 (such agreement, including all Exhibits thereto and amendments thereof, collectively, the "Reorganization Agreement"), as described in the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission (the "Registration Statement"), you have rendered, at our request, certain opinions addressing matters described in
Section 9.6 of the Reorganization Agreement. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement.

          In connection with such opinions, and recognizing that you will rely on this letter in rendering said opinions, the undersigned, a duly authorized officer of the Company and acting as such, hereby certifies, that, to the best knowledge of the management of the Company, the facts relating to the Merger, as described in the Registration Statement, including attachments thereto, are true, correct and complete in all material respects and hereby certifies, to the best knowledge of the management of the Company, to the following as of the date hereof. Insofar as such certification pertains to any person (including Holdings, the Parent or any of the Parent's subsidiaries) other than the Company and any of its subsidiaries, such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinions at the time of the Merger and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of

Saiber Schlesinger Satz
 & Goldstein, LLC
October 8, 1998
Page 2



that time.

          1. The Merger will be consummated in compliance with the material terms of the Reorganization Agreement and, except as described in the attached
Schedule 1, none of the material terms and conditions therein have been waived or modified and the Company has no plan or intention to waive or modify further any such material condition.

          2. The ratio for the exchange of shares of stock of the Company for common stock of Holdings in the Merger was negotiated through arm's length negotiation. Accordingly, the fair market value of Holdings Common Stock to be received by the stockholders of the Company in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered by such stockholders in exchange therefor.

          3. The management of the Company knows of no plan or intention by any stockholder of the Company to sell, exchange, transfer by gift or otherwise dispose of any of the shares of Holdings Common Stock to be received by them in the Merger. In addition, the management of the Company is not aware of any transfers of the Company Common Stock by any holders thereof prior to the Effective Time which were made in contemplation of the Merger.

          4. Upon the consummation of the Merger, the Company will continue to own at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets of the Company held by it immediately prior to the Merger. For this purpose, amounts used to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately prior to the Merger will be considered as assets held by the Company immediately prior to the Merger. The Company has not redeemed any of the Company stock, made any distribution with respect to any of the Company stock, or disposed of any of its assets in anticipation of or as a part of a plan for the Merger.

          5. The liabilities of the Company to which the Company will be subject upon the consummation of the Merger were incurred by the Company in the ordinary course of its business. No liabilities of any person will be assumed by the Company, the Parent or Holdings in the Merger, and none of the shares of the Company to be surrendered in exchange for Holdings Common Stock in the Merger will be subject to any liabilities.

          6. The Parent, Acquisition Sub, the Company and Holdings will pay their respective expenses, if any, incurred in connection with the Merger. None of the Parent, Acquisition Sub, Holdings and the Company will pay any of the expenses of the stockholders of the Company incurred in connection with the Merger.

Saiber Schlesinger Satz
 & Goldstein, LLC
October 8, 1998
Page 3


          7. There is no intercorporate indebtedness existing between the Parent, Acquisition Sub or Holdings and the Company that was issued, acquired, or will be settled at a discount.

          8. The Company is not a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. In making the fifty-percent and eighty-percent determinations under the preceding sentence, stock and securities in any subsidiary corporation have been disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote, or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding. In determining total assets, cash and cash items (including receivables) and government securities have been excluded.

          9. The Company is not under the jurisdiction of a court in a case under title 11 (bankruptcy) of the United States Code, or a receivership, foreclosure, or similar proceeding in a Federal or State court.

          10. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities (including any liabilities to which its assets are subject).

          11. No stock of Acquisition Sub will be issued in the Merger.

          12. The payment of cash in lieu of fractional shares of stock of the Company was not separately bargained for consideration and is being made for the purpose of saving Holdings the expense and inconvenience of issuing fractional shares.

          13. None of the compensation received by any stockholder-employee of the Company pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of the Company Common Stock. None of the shares of Holdings Common Stock received by any stockholder-employee of the Company pursuant to the Merger (other than any such shares received in connection with the termination in the Merger of certain stock options to purchase the Company Common Stock) are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of the Company pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties negotiating at arm's length for similar services.

Saiber Schlesinger Satz
 & Goldstein, LLC
October 8, 1998
Page 4


          All of the foregoing certifications are true to the best knowledge of the management of the Company.


                                               Very truly yours,

                                               Electro-Catheter Corporation


                                               By: /s/ ERVIN SCHOENBLUM
                                                       ----------------
                                                       Ervin Schoenblum,
                                                       Acting President




Schedule 1:  Waived Terms

                           SCHEDULE I - WAIVED TERMS

                                      None

                                                                       EXHIBIT B

                         CARDIAC CONTROL SYSTEMS, INC.
                              CCS SUBSIDIARY, INC.
                        CATHETER TECHNOLOGY GROUP, INC.

                                             October 8, 1998

Saiber Schlesinger Satz
  & Goldstein, LLC
One Gateway center
13th Floor
Newark, New Jersey 07102-5311

          Re: Agreement and Plan of Reorganization by and among Cardiac Control
              Systems, Inc., CCS Subsidiary, Inc. and Electro-Catheter
              Corporation

Dear Sirs:

          In connection with the proposed merger (the "Merger") of CCS Subsidiary, Inc., a New Jersey corporation ("Acquisition Sub") (which is a wholly-owned, second-tier subsidiary of Catheter Technology Group, Inc., a Delaware corporation ("Holdings")), with and into Electro-Catheter
Corporation, a New Jersey corporation (the "Company"), pursuant to the terms of the Agreement and Plan of Reorganization, dated as of January 20, 1998, by and among Cardiac Control Systems, Inc., a Delaware corporation (the "Parent"), the Company, and Acquisition Sub, as amended by a First Amendment to the Agreement and Plan of Reorganization, dated May 5, 1998, a Second Amendment to the Agreement and Plan of Reorganization, dated August 7, 1998 and a Third Amendment to the Agreement and Plan of Reorganization, as of dated September 4, 1998 (such agreement, including all Exhibits thereto and amendments thereof, collectively, the "Reorganization Agreement"), as described in the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission (the "Registration Statement"), you are rendering options at the request of the Company addressing matters described in Section 9.6 of the Reorganization Agreement.

          In connection with such options, and recognizing that you will rely on this letter in rendering said options, the undersigned, a duly authorized officer of each of the Parent and Holdings and acting as such, hereby certifies, that, to the best knowledge of the management of the Parent and Holdings, the facts relating to the Merger as described in the Registration Statement, including attachments thereto, are true, correct and complete in all material respects and hereby certifies, to the best knowledge of the management of the Parent, to the following as of the date hereof. Insofar as such certification pertains to any person (including the Company or any of its subsidiaries) other than Holdings, the Parent, or any of their subsidiaries, such certification pertains to any person (including the subsidiaries, such

Saiber Schlesinger Satz
  & Goldstein, LLC
October 8, 1998
Page 2

certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinions at the time of the Merger and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

          1. The Merger will be consummated in compliance with the material terms of the Reorganization Agreement and, except as described in the attached
Schedule I, none of the material terms and conditions therein have been waived or modified and neither the Parent, nor Acquisition Sub has any plan or intention to waive or modify further any such material condition.

          2. The ratio for the exchange of shares of common stock of the Company for common stock of Holdings in the Merger was negotiated through arm's length negotiation. Accordingly, the fair market value of Holdings Common Stock to be received by the Company stockholders in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered by such stockholders in exchange therefor.

          3. The management of neither of the Parent nor Holdings knows of any plan or intention by any stockholder of the Company to sell, exchange, transfer by gift or otherwise dispose of any of the shares of Holdings Common Stock to be received by them in the Merger. In addition, the management of neither of the Parent nor Holdings is aware of any transfers of the Company Common Stock by any holders thereof prior to the Merger Effective Time which were made in contemplation of the Merger.

          4. Upon the consummation of the Merger, the Company will continue to own at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets of the Company held by it immediately prior to the Merger. For this purpose, amounts used to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately prior to the Merger will be considered as assets held by the Company immediately prior to the Merger. The management of neither of the Parent nor Holdings is aware of the Company having redeemed any of the Company stock, having made any distribution with respect to any of the Company stock, or having disposed of any of its assets in anticipation of or as a part of a plan for the Merger.

          5. Prior to the Merger, Holdings will be in "Control" of Acquisition Sub. As used in this letter "Control" of a corporation shall mean direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person or entity shall not be considered to own shares of voting stock if rights to vote such

Saiber Schlesinger Satz
  & Goldstein, LLC
October 8, 1998
Page 3

shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

          6. Neither Holdings nor the Parent has any plan or intention to cause the Company, after the Merger, to issue additional shares of the stock of the Company that would result in Holdings losing Control of the Company. Holdings has no plan or intention to cause the Parent to issue additional shares of the stock of the Parent after the Merger that would result in Holdings losing Control of the Parent.

          7. Holdings has no plan or intention to reacquire any of its stock issued in the Merger and the Parent has no plan or intention to acquire any of Holdings Common Stock issued in the Merger.

          8. After the consummation of the Merger, the Parent will be the owner of all of the outstanding stock of the Company. The Parent has no plan or intention, after the Merger, to liquidate the Company, to merge the Company into another corporation, to make any extraordinary distribution in respect of its stock in the Company to sell or otherwise dispose of the stock of the Company, or to cause the Company to sell or otherwise dispose of any of the assets of the Company, except for dispositions made in the ordinary course of business or transfers to a corporation which the Company shall Control.

          9. After the consummation of the Merger, Holdings will be the owner of all of the outstanding stock of the Parent. Holdings has no plan or intention, after the Merger, to liquidate the Parent, to merge the Parent into another corporation, or to make any extraordinary distribution in respect of its stock in the Parent.

          10. No liabilities of any person will be assumed by the Company, the Parent or Holdings in the Merger, and none of the shares of the Company to be surrendered in exchange for Holdings Common Stock in the Merger will be subject to any liabilities.

          11. Immediately after the Merger, Holdings and the Parent intend to cause the Company to continue the historic business of the Company or to use a significant portion of the historic business assets of the Company in a business.

          12. The Parent, Holdings, Acquisition Sub and the Company will pay their respective expenses, if any, incurred in connection with the Merger. None of the Parent, Acquisition Sub, Holdings and the Company will pay any of the expenses of the stockholders of the Company incurred in connection with this Merger.

          13. There is no incorporate indebtedness existing between the Parent,

Saiber Schlesinger Satz
  & Goldstein, LLC
October 8, 1998
Page 4

Acquisition Sub or Holdings and the Company that was issued acquired, or will be settled at a discount.

          14. Neither the Parent, Acquisition Sub nor Holdings is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. In making the fifty-percent and eighty-percent determinations under the preceding sentence, stock and securities in any subsidiary corporation have been disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote, or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding. In determining total assets, cash and cash items (including receivables) and government securities have been excluded.

          15. Neither the Parent, Acquisition Sub nor Holdings is under the jurisdiction of a court in a case under title 11 (bankruptcy) of the United States Code, or a receivership, foreclosure, or similar proceeding in a Federal or State court.

          16. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities (including any liabilities to which its assets are subject).

          17. No stock of Acquisition Sub or the Parent will be issued in the Merger.

          18. The payment of cash in lieu of fractional shares of stock of the Company was not separately negotiated for consideration and is being made for the purpose of saving Holdings the expense and inconvenience of issuing fractional shares.

          19. None of the shares of stock of Holdings received by any stockholder-employee of the Company pursuant to the Merger (other than any such shares received in connection other the termination in the Merger of certain stock options to purchase the Company Common Stock) are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of the Company pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

Saiber Schlesinger Satz
  & Goldstein, LLC
October 8, 1998
Page 5

          All of the foregoing certifications are true to the best knowledge of the management of each of Holdings, Acquisition Sub and the Parent.

                                             Very truly yours,

                                             Catheter Technology Group, Inc.

                                             By: /s/ ALAN J. RABIN
                                                     ---------------------------
                                                     Alan J. Rabin, President

                                             Cardiac Control Systems, Inc.

                                             By: /s/ ALAN J. RABIN
                                                     ---------------------------
                                                     Alan J. Rabin, President

                                             CCS Subsidiary, Inc.

                                             By: /s/ ALAN J. RABIN
                                                     ---------------------------
                                                     Alan J. Rabin, President

Schedule I: Waived Terms

                           SCHEDULE I - WAIVED TERMS

                                      None